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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the financial statements of ITC/\DeltaCom, Inc. as of June 30, 1997 and for the period from inception (March 24, 1997) to June 30, 1997 dated July 31, 1997 (except with respect to Note 5, as to which the date is October 20, 1997); our report on the combined financial statements of ITC/\DeltaCom, Inc., Interstate FiberNet, Inc. (formerly ITC Transmission Systems, Inc.), ITC Transmission Systems II, Inc., Gulf States Transmission Systems, Inc., Eastern Telecom, Inc., d.b.a. InterQuest, and DeltaCom, Inc. (reorganized as ITC/\DeltaCom, Inc.) as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 dated March 27, 1997 (except with respect to Note 16, as to which the date is October 20, 1997); our report on the statements of operations, stockholders' equity, and cash flows of DeltaCom, Inc. for the year ended December 31, 1995 dated March 27, 1997; and our report on the financial statements of Gulf States FiberNet as of December 31, 1995 and 1996 and for the period from inception (August 17, 1994) through December 31, 1994 and for the two years in the period ended December 31, 1996, dated March 27, 1997 (except with respect to the Debt Refinancing, Parent's Reorganization of Subsidiaries, and ITC/\DeltaCom Debt Offering discussion in Note 8, as to which the date is July 25, 1997), all included in Amendment No. 3 to ITC/\DeltaCom, Inc.'s Registration Statement on Form S-1 (File No. 333-36683), and to all references to our Firm included in or made a part of this Registration Statement.


ARTHUR ANDERSEN LLP


Atlanta, Georgia
December 19, 1997